UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                       -----------------------

          Date of Report (Date of earliest event reported):
                           October 31, 2007


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------   -------------------
   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
       (Address of principal executive               (Zip Code)
                   offices)

                            (412) 433-1121
                    ------------------------------
                   (Registrant's telephone number,
                         including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 31, 2007, United States Steel Corporation (U. S. Steel) announced the completion of its acquisition of Stelco Inc. (Stelco). In this acquisition, each share of Stelco common stock was converted into the right to receive $38.50 Canadian per share, and warrants to acquire Stelco common stock were converted
into the right to receive $27.50 Canadian.   U. S. Steel financed the
acquisition cost of approximately $1.2 billion and the refinancing of approximately $750 million of existing Stelco debt through a combination of cash on hand, borrowings under a $500 million three-year term loan and a $400 million one-year term loan, and $400 million of sales under a receivables purchase agreement that expires in 2010.

The press release announcing the acquisition is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

        99.1 Press Release titled "United States Steel Corporation Completes Acquisition of Stelco Inc."

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Larry G. Schultz
     --------------------
     Larry G. Schultz
     Vice President & Controller



Dated:  October 31, 2007